SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 24, 2003

Arena Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31161	23-2908305
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 453-7200

Item 5.  Other Events

On December 24, 2003, Arena Pharmaceuticals, Inc. (the “Company”) completed the private placement of $35 million of Series B-1 Convertible Preferred Stock to two institutional investors (the “Investors”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”).  The Company expects to use the net proceeds from the financing for working capital and general corporate purposes.

The Series B-1 Convertible Preferred Stock is convertible into common stock of the Company (the “Common Stock”) at a fixed conversion price of $7.50 per share.  If not previously converted, the Company must redeem the Series B-1 Convertible Preferred Stock in five years or earlier under certain circumstances.  Any such redemption may be made by the Company in cash or, if certain conditions have been met, in shares of Common Stock.  Dividends on the Series B-1 Convertible Preferred Stock are payable at a rate of 4% per annum either in kind or in shares of Common Stock.

In connection with the sale of the Series B-1 Convertible Preferred Stock, the Company issued to the Investors seven-year Warrants to purchase up to 1,486,200 shares of Common Stock at an exercise price of $10.00 per share.  The Company also issued to the Investors Unit Warrants giving such Investors the right to purchase from the Company for a period of approximately 16 months, at their option, up to $11.5 million of Series B-2 Convertible Preferred Stock and additional seven-year Warrants to purchase up to 450,000 shares of Common Stock at an exercise price of $10.00 per share.

If issued, the Series B-2 Convertible Preferred Stock would be convertible into Common Stock at a fixed conversion price, calculated as 110% of the market price of the Common Stock at the time of issuance of the Series B-2 Convertible Preferred Stock, but not less than $7.00 per share or greater than $10.00 per share.  Otherwise, the Series B-2 Convertible Preferred Stock has substantially identical terms as the Series B-1 Convertible Preferred Stock, as more fully described in the Certificate of Designations relating to the Series B Convertible Preferred Stock (the “Certificate of Designations”).

Limitations on Debt:  So long any shares of Series B Convertible Preferred Stock are outstanding, the Company shall not, directly or indirectly, incur or guarantee, assume or suffer to exist any debt other than permitted debt, as more fully described in the Securities Purchase Agreement.  In addition, so long as shares of Series B Convertible Preferred Stock are outstanding, the Company shall not, directly or indirectly, allow or suffer to exist any lien other than permitted liens, as more fully described in the Securities Purchase Agreement.

Buy-In Right:  From the end of the Blockout Period (as defined in the Securities Purchase Agreement) and for so long as an Investor holds 20% of the shares of Series B Convertible Preferred Stock originally purchased by such Investor, the Company will not, directly or indirectly, effect any Subsequent Placement (as defined in the Securities Purchase Agreement), unless, among other things, the Company has delivered to each Investor a written notice of any proposed or intended issuance or sale or exchange of the securities being offered in such Subsequent Placement offering to issue and sell to or exchange with each Investor a pro rata portion of fifty percent (50%) of the offered securities, based on such Investor’s pro rata portion of the aggregate purchase price paid by the Investors for all of the shares of Series B Convertible Preferred Stock purchased under the Securities Purchase Agreement.

Voting:  Each Investor agrees that for so long as it holds Series B Convertible Preferred Stock, it shall vote its shares of Series B Convertible Preferred Stock and Common Stock on all matters in which such Investor is entitled to vote and on which holders of Common Stock have the right to vote, in the manner recommended by the Company’s Board of Directors to all of its shareholders unless the Company’s Board of Directors elects to permit the Investors to vote such shares in their own discretion.

Company Redemption Right:  If a Change of Control (as defined in the Certificate of Designations) occurs before the two-year anniversary of the original issue date of the Series B Convertible Preferred Stock, the Company can repurchase the Series B Convertible Preferred Stock at a price equal to the greater of 125% of the stated value or the market value (as calculated in the Certificate of Designations) of such shares of Series B Convertible Preferred Stock plus all accrued but unpaid dividends thereon to the date of payment.  If such Change of Control occurs following the two-year anniversary of the original issue date of the Series B Convertible Preferred Stock, the Company can repurchase the Series B Convertible Preferred Stock at a price equal to the greater of 115% of the stated value or the market value (as calculated in the Certificate of Designations) of such shares of Series B Convertible Preferred Stock plus all accrued but unpaid dividends thereon to the date of payment.  The Company can elect to pay such redemption price in shares of Common Stock.

Holder Redemption Right:  With respect to the Series B Convertible Preferred Stock, (i) following the 21st month anniversary of the original issue date of the Series B Convertible Preferred Stock, if the closing prices of the Common Stock are below a certain specified level for any 30 consecutive trading days or (ii) if, during any time while any such shares of Series B Convertible Preferred Stock are outstanding, the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement) issues Common Stock or Common Stock equivalents at an effective net price to the Company less than certain specified levels, then in each case the holders of the Series B Convertible Preferred Stock may require the Company to redeem its shares of Series B Convertible Preferred Stock at a price equal to the stated value of such shares of Series B Convertible Preferred Stock to be redeemed plus all accrued but unpaid dividends thereon to the date of payment.  The Company can elect to pay such redemption price in shares of Common Stock, if certain conditions have been met.

Triggering Rights:  At any time following the occurrence of a Triggering Event (as defined in the Certificate of Designations), a holder of the Series B Convertible Preferred Stock may require the Company to repurchase all or any portion of the Series B Convertible Preferred Stock then held by such holder at a price per share equal to the greater of 115% of the stated value or the market value (as calculated in the Certificate of Designations) of such shares of Series B Convertible Preferred Stock plus all accrued but unpaid dividends thereon to the date of payment.  The Company can elect to pay such redemption price in shares of Common Stock under certain circumstances.

Registration Rights Agreement:  The Common Stock available upon conversion of the Series B Convertible Preferred Stock, exercise of the Warrants and Units Warrant, and for payment of dividends on the Series B Convertible Preferred Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold without a registration statement or exemption from registration.  Pursuant to a registration rights agreement between the Company and the investors (the “Registration Right Agreement”), the Company has agreed to file a shelf registration covering such shares of Common Stock early next year and to use its best efforts to keep such registration statement continuously effective under the Securities Act until the earlier of (i) the fifth anniversary of the effective date of such registration statement and (ii) when all securities covered by such registration statement have been sold or can be sold under Rule 144(k).  Upon the occurrence of any Event (as defined in the Registration Rights Agreement) and on every monthly anniversary thereof until the applicable Event is cured, the Company shall pay to each holder an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid under the Securities Purchase Agreement for the Securities (as defined in the Securities Purchase Agreement) held by such holder for each of the first and second months and 2.0% for each month thereafter.

Finder’s Fee Agreement:  Pursuant to a Non-Circumvention and Finder’s Fee Agreement between the Company and Reedland Capital Partners (“Reedland”), the Company agreed to pay Reedland $600,000 in cash and 45,000 shares of Common Stock.

Amendment to Rights Plan:  The Company’s Stockholders Rights Plan has been amended to provide, among other things, that the Investors will not become “Acquiring Persons” solely by virtue of such purchases and issuances of Common Stock in connection therewith.

The summary descriptions of the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the text of the Certificate of Designations, which is filed as an exhibit hereto and incorporated herein by reference.  In addition, each of the descriptions of the (i) Purchase Agreement, (ii) Warrants, (iii) Unit Warrants, (iv) Registration Rights Agreement, and (v) Amendment to the Stockholders Rights Plan, does not purport to be complete and is qualified in its entirety by reference to the text of such document, which is filed as an exhibit hereto and incorporated herein by reference.

The Company issued a press release announcing this transaction on December 24, 2003, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Item 7.                                                     Financial Statements, Pro Forma Financial Information And Exhibits

(a)                                  Financial Statements of Business Acquired:

Not applicable.

(b)                                 Pro Forma Financial Information:

Not applicable.

(c)                                  Exhibits:

Exhibit No.	Description
3.1	Certificate of Designations of the Series B Convertible Preferred Stock.
4.1	Amendment No. 1 to Rights Agreement dated December 24, 2003.
10.1	Securities Purchase Agreement dated December 24, 2003 among the Company and the investor signatories thereto.
10.2	Registration Rights Agreement dated December 24, 2003 among the Company and the investor signatories thereto.
10.3	Form of Warrant dated December 24, 2003.
10.4	Form of Unit Warrant dated December 24, 2003.
99.1	Press Release issued by the Company on December 24, 2003 with respect to the private placement transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA PHARMACEUTICALS, INC.

Date: December 29, 2003

	By:	/s/ Jack Lief
	Name:	Jack Lief
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designations of the Series B Convertible Preferred Stock.
4.1	Amendment No. 1 to Rights Agreement dated December 24, 2003.
10.1	Securities Purchase Agreement dated December 24, 2003 among the Company and the investor signatories thereto.
10.2	Registration Rights Agreement dated December 24, 2003 among the Company and the investor signatories thereto.
10.3	Form of Warrant dated December 24, 2003.
10.4	Form of Unit Warrant dated December 24, 2003.
99.1	Press Release issued by the Company on December 24, 2003 with respect to the private placement transaction.